Exhibit 16(a)(1)(v)

                             CLIENT INSTRUCTION FORM

   FOR SHARES HELD BY BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND
                                 OTHER NOMINEES


       CLIENT INSTRUCTIONS FOR TENDER OF ODD-LOT SHARES OF COMMON STOCK OF
                                   UWINK, INC.

Please tender to uWink, Inc., a Delaware corporation, sometimes referred to herein as the "Company," on (our) (my) behalf, the number of shares indicated below, which are all of the shares of the Company's common stock beneficially owned by (us) (me) and registered in your name, upon and subject to the terms and conditions contained in the Company's Offer to Purchase dated December 5, 2008, and the related Authorization Card, the receipt of both of which is acknowledged.

The undersigned hereby instruct(s) you to tender to the Company, the number of shares of common stock indicated below, at the price of $0.50 per share, plus $20.00 to each stockholder who accepts the offer, pursuant to the terms of and conditions set forth in the Offer to Purchase and the Authorization Card.

THE AGGREGATE NUMBER OF THE SHARES OF THE COMPANY'S COMMON STOCK TO BE TENDERED BY YOU FOR (US) (ME): ____________________________________ SHARES.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND THE USE OF REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

THE BOARD OF DIRECTORS OF THE COMPANY HAS UNANIMOUSLY APPROVED THE OFFER. NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS, HOWEVER, MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER SHARES, AND NONE OF OUR OFFICERS OR DIRECTORS ARE ELIGIBLE TO PARTICIPATE IN THE OFFER. EMPLOYEES OF THE COMPANY WHO OWN 99 OR FEWER SHARES MAY PARTICIPATE IN THIS OFFER ON THE SAME BASIS AS OUR OTHER STOCKHOLDERS. EACH STOCKHOLDER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER SHARES.

PLEASE SIGN HERE

Signatures(s):



Name(s) (Please Print):

Address:


Area Code and                              Tax Identification or
Telephone No.: _____________________       Social Security No.: ________________

My Account Number With You: ____________________________      Date: ____________

--------------------------------------------------------------------------------

IMPORTANT: STOCKHOLDERS ARE ENCOURAGED TO COMPLETE AND RETURN THE ATTACHED SUBSTITUTE FORM W-9 WITH THEIR CLIENT INSTRUCTION FORM.


-------------------------------------------------------------------------------------------------------------
                PAYER: CONTINENTAL STOCK TRANSFER & TRUST COMPANY
-------------------------------------------------------------------------------------------------------------

                                Name:

                                Address:



SUBSTITUTE                      -----------------------------------------------------------------------------
FORM W-9                        Check appropriate box:

                                Individual/Sole Proprietor [ ]   Corporation     [ ]
DEPARTMENT OF THE TREASURY
INTERNAL REVENUE SERVICE        Partnership                [ ]   Other (specify) [ ]   Exempt from
                                                                                       Backup Withholding
REQUEST FOR TAXPAYER            -----------------------------------------------------------------------------
IDENTIFICATION NUMBER (TIN)     PART I. Please provide your taxpayer       SSN: _______________________
AND CERTIFICATION               identification number in the space at      OR
                                right. If awaiting TIN, write "Applied     EIN:  ______________________
                                For" in space at right and complete the
                                Certificate of Awaiting Taxpayer
                                Identification Number below.
                                -----------------------------------------------------------------------------
                                PART II. For Payees exempt from backup withholding, see the enclosed
                                "Guidelines for Certification of Taxpayer Identification Number on
                                Substitute Form W-9" and complete as instructed therein.
                                -----------------------------------------------------------------------------
                                PART III.  CERTIFICATION

                                Under penalties of perjury, I certify that:

                                (1)   The number shown on this form is my correct Taxpayer Identification
                                      Number (or, as indicated, I am waiting for a number to be issued to me):

                                (2)   I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that
                                      I am subject to backup withholding as a result of a failure to report all interests or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

                                (3)   I am a U.S. person (including a U.S. resident alien).

                                CERTIFICATION INSTRUCTIONS--You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

                                Signature:                                      Date:                     ,
                                          ----------------------------------          --------------------
                                200
-------------------------------------------------------------------------------------------------------------

 YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE "APPLIED FOR" IN PART I OF THIS SUBSTITUTE FORM W-9
-------------------------------------------------------------------------------------------------------------
                           CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate
Internal Revenue Service Center or Social Security Administration Office or (b)
I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute
Form W-9 (and the fact that I have completed this Certificate of Awaiting
Taxpayer Identification Number), all reportable payments made to me hereafter will be subject to backup withholding tax until I provide a properly certified taxpayer identification number within 60 days of the date of this Substitute
Form W-9.

Signature:                                                                              Date:
           ---------------------------------------------------------------------              ---------------

-------------------------------------------------------------------------------------------------------------
